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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62597) of Eastman Chemical Company of our report dated January 29, 2002, relating to the financial statements and financial statement schedule, appearing on page 47 of this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of Eastman Chemical
Company of our report dated January 29, 2002, except as to Note 23 and 24, for which the date is April 25, 2002, relating to the financial statements and financial statement schedule, appearing on page 47 of this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Atlanta, Georgia
April 25, 2002


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